                                                                   EXHIBIT 10.21

GMMS 1012-1
USA 11-95
DNPS  11/29/94
                               GMC TRUCK DIVISION
                       DEALER SALES AND SERVICE AGREEMENT


This Agreement, effective FEBRUARY 16, 1996, is entered into by General Motors
                           ----------------
Corporation, GMC Truck Division ("GMC Truck"), a Delaware corporation, and

BOOMERSHINE PONTIAC-BUICK-GMC, INC.
--------------------------------------------------------------------------,a

   /x/ GEORGIA             corporation, incorporated on SEPTEMBER 30, 1992;
       ------------------                               ------------------
   / / proprietorship;

   / / partnership;

   / / other - specify
                      -----------------------------------------------------

 doing business at         2150 COBB PARKWAY
                   ---------------------------------------------
                           SMYRNA, GEORGIA 30080-7699            ("Dealer").
                   ---------------------------------------------


                                    PREAMBLE


GMC Truck and its Dealer Partners... Leaders in Delivering Best-In-Class Trucks, Vans and Innovative Services with a Personal Touch Achieving Total Customer Enthusiasm.

To attain these goals, GMC Truck and its Dealer Partners firmly acknowledge:


         That achieving total customer enthusiasm must be the objective of every endeavor;

         That continuous improvement is critical to our ongoing success;

         That teamwork is essential to our survival;

         That mutual trust and respect are absolute.


GMC Truck is committed to providing good value to dealers and customers through sound marketing, sales and service programs, quality products, effective resource deployment, simplified administrative activities, and effective communications.

GMC Truck is committed to building a business relationship of preference for General Motors dealers.

In pursuit of total customer enthusiasm, it is essential that GMC Truck and its Dealer Partners work closely in a spirit of mutual trust and continuous improvement.

This Agreement is founded on these mutually shared business goals, and is based upon certain mutual commitments:

GMMS 1012-2
USA 11-95
DNPS 11/29/94





First

                               TERM OF AGREEMENT

This Agreement shall expire on FEBRUARY 15, 2001 or ninety (90) days after the
                                ----------------
death or incapacity of a Dealer Operator or Dealer Owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with GMC Truck at the expiration date if GMC Truck determines Dealer has fulfilled its obligations under this Agreement. Dealer will be provided notice of possible nonrenewal of the Agreement in accordance with Article 13.2 of the Standard Provisions in order that Dealer may correct any failure or breach of the Dealer Agreement prior to its expiration or nonrenewal. If the breach of the Agreement or failure to perform the conditions of the Agreement is corrected to the satisfaction of GMC Truck, a replacement Agreement will be offered at the appropriate time.

Second
                           INCORPORATION OF PROVISIONS

The "Standard Provisions" (Form GMMS 1013) are incorporated as a part of this Agreement.

Third
                                 DEALER OPERATOR

Dealer agrees that the following Dealer Operator will provide personal services in accordance with Article 2 of the Standard Provisions:

               WALTER M. BOOMERSHINE, JR.
         -----------------------------------------------------------------

         -----------------------------------------------------------------



Fourth
                                  BUSINESS PLAN

To achieve our mutual commitments, GMC Truck Dealer will develop an appropriate Business Plan focused on continuous improvement of Dealer's operations. Such Business Plan will address all sales and service aspects of Dealer's operations, including an emphasis on total customer enthusiasm.

Such Business Plan will be developed and reviewed annually. GMC Truck will assist in preparing the Dealer's Business Plan that is in keeping with the objectives of GMC Truck and Dealer.

GMC Truck will provide Dealer with business goals, business planning consultation, performance standards to assist Dealer in the evaluation of its performance, and information directed to the specific requirements of Dealer.

Dealer will provide GMC Truck with sales and customer satisfaction forecasts and business goals that are supported by action plans and are based upon market analysis, arrived at through the Business Plan process. Dealer will provide, on an ongoing basis, continuous market-driven information regarding customer needs and expectation.

GMMS 1012-3
USA 11-95
DNPS  11/29/94



Fifth

                        DEALER SALES AND SERVICE REPORTS


At least once a year GMC Truck will provide to Dealer written reports on Dealer's sales, service and customer satisfaction performance.


The sales report will provide Dealer with specific information relating to the minimum number of retail units GMC Truck expected to register as its percentage of market share and compare Dealer's retail sales to those Expected registrations. A Retail Sales Index of 100 is the minimum standard for Dealer to be considered in compliance with its commitment under Article 5.1 to effectively sell and promote the purchase, lease and use of GMC Truck Products. GMC Truck also expects Dealer to pursue available sales opportunities exceeding the minimum acceptable standard. Dealers authorized to sell and service GMC Truck medium duty product will be provided specific information relating to the total medium truck business available in the Dealer's APR. GMC Truck will review the service and customer satisfaction performance of Dealer and provide Dealer with a written report or reports at least once a year. The reports will be based primarily on customer responses to owner survey questions. GMC Truck will consult with the National Dealer Council before deciding to materially change the way these reports are developed.


Dealer's performance based upon expected performance levels will become the target toward which Dealer attains continuous improvement. The Business Plan provides the process by which Dealer continually improves.


GMC Truck will provide periodic updates of marketing data that reflect market conditions within Dealer's APR.

Sixth

                               CUSTOMER ENTHUSIASM


GMC Truck and Dealer recognize that it is in our mutual interest to deliver products and services that exceed customer expectations. GMC Truck and Dealer will use the procedures designated in GM's Service Policies and Procedures Manual to resolve customer complaints. Periodically, GMC Truck will survey customers of Dealers to determine their overall satisfaction with their selling and servicing dealer.

GMC Truck will review Dealer's performance of the Standards for customer enthusiasm. At least annually GMC Truck will inform Dealer in writing of its Customer Satisfaction Information ("CSI") for overall satisfaction based upon both purchase/delivery experience and service experience. GMC Truck will relate this index to comparable indices representing local and national geography. If Dealer's index places Dealer in an unsatisfactory position when compared to other dealers for more than one year, Dealer will, at GMC Truck's request, participate in a comprehensive review of Dealer's performance and plan for improvement. Before making any changes to the CSI procedure, GMC Truck will consult with the appropriate Dealer Council committee.


Seventh

                      COMMUNICATIONS/DEALERSHIP EQUIPMENT


To improve Dealer and GMC Truck communications and customer enthusiasm, and to enhance value to Dealer, Dealer will install and maintain the systems, equipment and supporting software as required by GMC Truck. Such systems, equipment and support software includes but may not be limited to:

         -        Dealer Communication System (DCS) and trained DCS operators

         -        GM Pulsat Network

         -        GM PROSPEC

GMMS 1012-4
USA 11-95
DNPS 11/29/94



Seventh


New or existing communications and dealership equipment systems and technology that may became available will be reviewed with the National Dealer Council before the decision is made to require their use by Dealer.


GMC Track acknowledges the importance of dealer input on matters that affect the dealer's business. GMC Truck will endeavor to seek counsel from the appropriate dealer advisory committees to the extent marketplace conditions allow, before making decisions on matters that directly affect all GMC Truck dealers. Dealer input will not normally be solicited for matters involving specific dealers, dealer network planning, and production and distribution of Product.


Eight

                                 DEALER TRAINING

In addition to the requirements specified in Article 8 of the Standard Provisions, Dealer agrees to utilize other sources to supplement its training in order to meet the minimum operations requirements.


Dealer will also have appropriate personnel participate in the following required courses:

         -        Professional Performance Network (PPN)

         -        Trans-Tech Guild

         - Service Training Standards courses, and their prerequisites, as required, at GM Training Centers or other approved training institutions.

         - Certified Plus Programs provided by GMC Truck as high priority for in-dealership service training.


GMC Truck will train its wholesale organization to effectively address the needs of Dealer.


Future required training will be reviewed by the National Dealer Council prior to determining training courses or programs for use by Dealer.


Ninth

                   DEALER IDENTIFICATION, IMAGE AND FACILITIES


Dealer and GMC Truck recognize the importance of representing GMC Truck Products to the fullest extent possible. Accordingly, Dealer agrees to prominently display GMC Trucks in new vehicle display areas and new vehicle storage areas; to conspicuously display GMC Truck literature, merchandising elements and marks; both inside and outside the dealer facilities; and to maintain facilities that will enhance the effective performance of Dealership Operations.

GMC Truck supports the On-Going Merchandising Programs for Light, Medium Conventional, and Medium Low Cab Forward as well as the Service Merchandising Program, and GMC Truck encourages Dealer to support and participate in the merchandising programs for each product line Dealer is authorized to sell and service.

Dealer and GMC Truck acknowledge the importance of providing one consistent facility image nationwide for a single line GMC Truck dealer. Accordingly, Dealer agrees to totally implement the approved GMC Truck Facility Image Program when a facility is built or renovated. If Dealership includes another General Motors Division(s) and Dealer implements that Division's facility image program, Dealer agrees to implement GMC Truck Image elements as specified by GMC Truck.

GMMS 1012-5
USA 11-95
DNPS 11/29/94


Ninth

Dealer will prominently use GMC Truck's marks on all Dealer advertising, merchandising and other literature. Dealer will also include GMC Truck in its name whenever Dealer name includes the name of other vehicle name plates or brands.

GMC Truck will consult with the National Dealer Council before deciding to modify facility requirements.

Tenth
                               DEALER ADVERTISING

GMC Truck supports dealer advertising associations and encourages Dealer to support and participate in an advertising association in its respective area.

Eleventh
                          DEALER COUNCIL REPRESENTATION

GMC Truck will support two National Dealer Councils comprised of a representative number of dealers, elected by GMC Truck and Chevrolet Medium Duty Truck dealers as appropriate, who will convey the concerns of dealers to GMC Truck. A Light Duty National Dealer Council will be comprised of GMC Truck light truck dealers, and a Medium Duty National Dealer Council comprised of GMC Truck and Chevrolet Medium Truck dealers. The National Dealer Council representatives, GMC Truck management, and GMC Truck dealers will serve jointly on committees which are created to focus on issues of mutual concern to dealers and GMC
Truck. Chevrolet Medium Truck dealers will serve on Medium Duty Council committees. GMC Truck will meet with its National Dealer Council periodically to review those concerns and other mutual business issues.

The responsibility of the GMC Truck National Dealer Council is to develop and maintain a business relationship between GMC Truck and the dealer body that fosters the mutual interests of both Dealer and GMC Truck. Council representatives will communicate with the dealer body in the Zone/Area they are representing by providing feedback on dealer council activities and informing the Dealer Council and GMC Truck of dealer body concerns.

Twelfth
                        BUSINESS MANAGEMENT RESPONSIBILITY

If Dealer is an authorized dealer for more than one division of General Motors, PONTIAC DIVISION will be primarily responsible for administering the provisions of the Dealer Agreements relating to the Dealer Statement of Ownership, Dealership Location and Premises Addendum, and Capital Standard Addendum. PONTIAC DIVISION will execute or extend those documents for all divisions.

Thirteenth
                               DISPUTE RESOLUTION

GMC Truck and Dealer expect that their differences will be few. If Dealer believes that a decision by GMC Truck is unfair, Dealer may have it reviewed by GMC Truck management so that it can be addressed and, if possible, resolved. Management review will promote a better understanding of the positions of GMC Truck and Dealer and will provide for the mutually satisfactory resolution of most issues. However, if Dealer is not satisfied with the results of management review, Dealer is encouraged to submit the dispute to arbitration under the Dispute Resolution Process. The steps by which Dealer can seek management review and arbitration are described in a separate booklet (currently, GMMS 1019).

GMMS 1012-6
USA 11-95
DNPS 11/29/94


Fourteenth
                   EXECUTION OF AGREEMENT & RELATED DOCUMENTS


This Agreement and related agreements are valid only if signed:


         (a) On behalf of Dealer by its duly authorized representative and, in the case of this Agreement, by its Dealer Operator; and

         (b) this Agreement as set forth below, on behalf of GMC Truck Division by its General Sales Manager and an authorized representative. All related agreements will be executed by the General Sales Manager or an authorized representative.


The following agreements and understandings are hereby incorporated into this
Agreement:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

and all existing addenda (other than Successor Addendum) relating to Dealer Statement of Ownership, Dealer Location and Premise Addendum, Capital Standards Addendum, Area of Primary Responsibility, Motor Vehicle Addendum and Multiple Dealer Operator Addendum, if applicable, which have not been re-executed at the time of the Agreement.

BOOMERSHINE PONTIAC-BUICK-GMC, INC.
------------------------------------------------------------------------------
                                Dealer Firm Name


                                                  GMC TRUCK DIVISION
                                              General Motors Corporation


By /s/ ILLEGIBLE              3/12/96        By /s/ ILLEGIBLE
  -----------------------------------          --------------------------------
Dealer Operator                  Date        General Sales and Service Manager


By                                           By /s/ ILLEGIBLE           5/17/96
  -----------------------------------          --------------------------------
Signature and Title              Date        Authorized Representative   Date


By
  -----------------------------------
Signature and Title              Date